UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Engility Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at the Washington Dulles Airport Marriott in Sterling, Virginia. A total of 35,809,711 shares of the Company’s common stock, out of a total of 36,710,864 shares of the Company’s common stock outstanding and entitled to vote, were present in person or represented by proxies. Each of the proposals is described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2015 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Election of Directors

The following directors were elected to the Company’s Board of Directors to serve as directors until the Company’s 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non- Votes
Lynn A. Dugle	34,154,959	124,447	1,530,305
Charles S. Ream	33,888,848	390,558	1,530,305
Anthony Smeraglinolo	33,420,580	858,826	1,530,305

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,667,745	75,997	65,969	N/A

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,378,507	825,043	75,856	1,530,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: May 22, 2015	By:	/s/ Jon Brooks
	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary